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                                                                      EXHIBIT 11


                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (Unaudited)



                                                    Three months    Three months    Nine months     Nine months
                                                       Ended          Ended           Ended           Ended
                                                    September 30,   September 30,   September 30,   September 30,
                                                        1998           1997            1998             1997
                                                    ----------      ----------      ----------      ----------
Pro forma data: *

Net income as reported                              $2,292,150      $1,213,881      $4,888,523      $2,993,208
Pro forma income tax expense                           916,860         485,552       1,955,409       1,197,283
                                                    ----------      ----------      ----------      ----------
Pro forma net income                                $1,375,290      $  728,329      $2,933,114      $1,795,925
                                                    ==========      ==========      ==========      ==========


Pro forma basic earnings per share                  $     0.22      $     0.18      $     0.58      $     0.44
                                                    ==========      ==========      ==========      ==========
Pro forma diluted earnings per share                $     0.22      $     0.18      $     0.58      $     0.44
                                                    ==========      ==========      ==========      ==========

Pro forma weighted average shares outstanding:

       Basic                                         6,311,957       4,100,000       5,087,179       4,100,000
                                                    ==========      ==========      ==========      ==========
       Diluted                                       6,311,957       4,100,000       5,087,179       4,100,000
                                                    ==========      ==========      ==========      ==========



* Reference note 2 for additional calculations.